                     DAIMLER-BENZ AUTO GRANTOR TRUST 1995-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.

COLLECTION PERIOD: OCTOBER 1998
DISTRIBUTION DATE: 11/16/98

STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT
                                                                                                            Per $1,000 of  Original
                                                                                                                 Class A/Class B
                                                                                                               Certificate Amount
                                                                                                           -------------------------
   (i)  Principal Distribution
        ----------------------
                                    Class A Amount                                        $ 5,967,769.11             $10.466924
                                    Class B Amount                                        $   395,502.75             $13.179840

  (ii)  Interest Distribution
        ---------------------
                                    Class A Amount                                        $   338,214.21             $ 0.593197
                                    Class B Amount                                        $    17,800.75             $ 0.593197

 (iii)  Amount of Distribution allocable to the Yield Supplement Amount                   $     2,693.77
        ---------------------------------------------------------------                   --------------
                                    Class A Amount                                        $     2,559.08
                                    Class B Amount                                        $       134.69
        Amount of Distribution allocable to the (Excess) Shortfall Amount                    ($14,866.06)
        -----------------------------------------------------------------                 --------------
                                    Class A Percentage                                       ($14,122.76)
                                    Class B Percentage                                          ($743.30)

  (iv)  Monthly Servicing Fee                                                             $    60,857.26             $ 0.101401
        ---------------------                                                             --------------
                                    Monthly Supplemental Servicing Fee                    $         0.00             $ 0.000000
                                    Class A Percentage of the Servicing Fee               $    57,814.40             $ 0.101401
                                    Class A Percentage of the Supplemental Servicing Fee  $         0.00             $ 0.000000
                                    Class B Percentage of the Servicing Fee               $     3,042.86             $ 0.101401
                                    Class B Percentage of the Supplemental Servicing Fee  $         0.00

   (v)  Class A Principal Balance (end of Collection Period)                              $63,409,504.37
        Class A Pool Factor (end of Collection Period)                                         11.121450%
        Class B Principal Balance (end of Collection Period)                              $ 3,337,342.33
        Class B Pool Factor (end of Collection Period)                                         11.121450%

  (vi)  Pool Balance (end of Collection Period)                                           $66,746,846.70

 (vii)  Class A Interest Carryover Shortfall                                              $         0.00
        Class A Principal Carryover Shortfall                                             $         0.00
        Class B Interest Carryover Shortfall                                              $         0.00
        Class B Principal Carryover Shortfall                                             $         0.00

(viii)  Amount Otherwise Distributable to the Seller that is Distributed to Either the    $         0.00             $ 0.000000
        Class A or Class B Certificateholders

  (ix)  Balance of the Reserve Fund Property (end of Collection Period)
                                    Class A Amount                                        $ 6,001,631.84
                                    Class B Amount                                        $         0.00

   (x)  Aggregate Purchase Amount of Receivables repurchased by the Seller or the         $         0.00
        Servicer